VARIATION TO ASSET PURCHASE AGREEMENT DATED MAY 7, 1999


The Vendors and Purchaser under the abovementioned contract have agreed to the following variations to the contract:

1    Clause 1.1.12 is amended to read "Completion Date" means 2
     August 1999; and

2    Clause 1.1.20 is amended to read "Existing Environmental
     Cost" means $1 million; and

3    Clause 1.1.44 is amended to read "Satisfaction Date" means
     30 July 1999.

The Vendors and Purchaser acknowledge and agree for the purposes of clause 2.1.7 of the contract that the Existing Environmental Cost is $1 million which in accordance with clause 2.3.2 of the contract the Vendors have elected to accept as a deduction from the Purchase Price in accordance with clause 6.1.4 of the contract.

Terms used in this document shall have the meanings given to them under the Asset Purchase Agreement.

DATED this 30th day of June 1999.

SIGNED by TOTAL ENERGY SYSTEMS     )
LIMITED ACN 010 876 150 by a       )
duly authorised director in the    )
presence of:                       )

________________________________
Witness


SIGNED by T.E.S. MINING SERVICES   )
PTY LTD ACN 010 975 676 by a       )
duly authorised director in the    )
presence of:                       )

________________________________
Witness

SIGNED by TOTAL ENERGY SYSTEMS     )
(INTERNATIONAL) PTY LTD.           )
ACN 084 562 247 by a duly          )
authorised director in the         )
presence of:                       )

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SIGNED by TOTAL ENERGY SYSTEMS     )
(NZ) LIMITED D/N682396 by a        )
duly authorised director in the    )
presence of:                       )

________________________________
Witness


SIGNED by QUANTUM EXPLOSIVES PTY   )
LIMITED ACN 087 119 515 by a duly  )
authorised director in the         )
presence of:                       )

________________________________
Witness